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                                                                   EXHIBIT 10.13


                              AMENDED AND RESTATED
                    DEFERRED COMPENSATION PLAN AND AGREEMENT
                             AS OF DECEMBER 12, 2001

THIS PLAN AND AGREEMENT made and entered into as of the 12th day of December 2001, between TRINITY INDUSTRIES, INC., a Delaware Corporation with its principle office at 2525 Stemmons Freeway, Dallas, Texas 75207 (hereinafter called the "Company") and _______________, an individual (hereinafter called "Officer");

                                   WITNESSETH:

          WHEREAS, Officer is in the employ of the Company and serves in a capacity which will develop and expand the business of the Company; and

          WHEREAS, in recognition of Officer's valued services as an employee and officer of the Company, and as an inducement to Officer to continue to serve the Company in the future, the Company desires to provide certain benefits for Officer and his designated beneficiary through a plan of deferred compensation, as hereinafter set forth; and

          WHEREAS, Officer is willing to remain in the employ of the Company and to have the Company defer a portion of his annual compensation in order to provide such benefits, as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the terms, conditions and covenants hereinafter set forth, The Company and Officer hereby agree as follows:

          1. Deferred Compensation Account. The Company shall establish an account on the books of the Company in the name of Officer to which will be accrued deferred compensation in an amount equal to ten percent (10%) of Officer's combined annual base salary and incentive compensation, payable in the manner and subject to the conditions hereinafter set forth. Base salary is defined as that amount specifically approved by the Company as base salary and excludes other payments such as car allowance, insurance reimbursements, etc. Incentive compensation shall mean all amounts earned under a specific plan for a given year whether payable currently or over a period of future years. Credits to such account will accrue annually, at the rate of ten per cent (10%) of Officers combined annual base salary and incentive compensation, commencing with the Officer's hire date, _______________ and, subject to the annual review of this Plan by the Human Resources Committee of the Board of Directors of the Company, continuing in like matter for each of the Company's fiscal years thereafter for so long as Officer shall continue his active, full-time employment with the Company.

          2. Administration of Account. The Company shall have the right to segregate from the other general assets of the Company the sums which accrue monthly hereunder as deferred compensation. Officer's deferred compensation account shall be credited with interest at the prime rate as published by Chase Bank of Texas, N.A. or its successor until January 1, 2002, at which time Officer's deferred compensation account shall be credited with interest at the LIBOR rate plus 6 points as published by the Wall Street Journal. Neither Officer or his designated

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beneficiary shall at any time have any interest in accrued sums which are so segregated and/or invested and reinvested, and such funds, as they are from time to time constituted, shall at all times remain assets of the Company subject to the claims of the general creditors of the Company.

         3. Payment of Deferred Compensation. Subject to the conditions hereinafter set forth, the deferred compensation accrued hereunder and shown to Officer's credit on the books of the Company shall be payable upon the termination of the active, full-time employment of Officer for any reason whatsoever, and shall be paid in such form as Officer may elect from the following two alternatives:

                  (i) Payment may be made in annual periodic payments for specified number of years, not fewer than 1 nor in excess of 20, with the first payment to be made one
                           (1) year and one (1) day from the date in which Officer's termination occurs and subsequent payments to be made on the same date of each succeeding year, where the payment made during each year shall be in an amount equal to a fraction of the amount shown to Officer's credit on the books of the Company as of the last day of the month preceding the month in which the payment is made, and where such fraction for each payment shall be one (1) divided by the number of payments remaining (including the current payment). Notwithstanding the preceding, at any time prior to receipt of all remaining installments under this paragraph, Officer (of Officer's beneficiary in the event of Officer's death) may elect a lump sum payment in an amount equal to the total amount remaining shown to Officer's credit on the books of the Company as of the last day of the month preceding the month in which the election is made, minus a forfeiture amount equal to 10% of such total amount.

                  (ii) Complete payment may be made in a lump sum paid on the first day of the month following the date of Officer's termination of employment.

Officer's election pursuant to this paragraph must be made as of the effective date of this Amendment and Restatement and, except as provided below, shall be irrevocable. In the absence of an election, payment shall be made in the form of annual periodic payments over a period of 20 years. Officer may change his or her distribution election once during any calendar year with the new election to be effective only in the event that the date of Officer's termination of employment with the Company is at least 12 months after the date of the new election. All payments shall be paid to Officer if living, or if not living, to his designated beneficiary or, upon failure to make such designation or if the designated beneficiary shall predecease Officer, to Officer's estate.

Notwithstanding the foregoing, in the event that Officer's termination of employment with the Company occurs on or within two years after a "Change in Control" of the Company, the amount to the credit of Officer will be distributed to Officer either in a lump sum or in annual installments not exceeding five (5) years, whichever is elected by Officer as of the effective date of this Agreement. In the absence of an election, payment shall be made in a lump sum within



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five days of termination following a "Change in Control." Officer may change this election at any time with the new election to be effective only in the event that the termination of employment with the Company is at least 12 months after the date of the new election. If installment payments are elected, the method of distribution shall be similar to the method described for installment payments under the preceding paragraph.

         For purposes hereof, a "Change in Control" of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph
                           (III) below; or

                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of the Agreement, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the Agreement, or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its affiliates of a



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                           business) representing 30% or more of the combined
                           voting power of the Company's then outstanding securities; or

                  (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such date.

         For purposes hereof:

         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates,
         (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         4. Conditions. The payment of deferred compensation to Officer, as hereinabove provided, shall be subject to the following conditions, the breach of either of which shall cause the forfeiture of all rights in and to any and all amounts of deferred compensation remaining unpaid upon the date of any such breach:

                  a. Commencing with the date of termination of the active, full-time employment of Officer and continuing until all payments hereunder have been made in full, Officer shall not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without prior written consent of the Company.

                  b. Commencing with the date of termination of the active, full-time employment of Officer and continuing until all payments hereunder have been made in full, Officer shall be available for consultation in respect of matters pertaining to the business and financial affairs of the Company, upon the request of the Company and at



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         such reasonable and convenient times and places and for such compensation therefor as may be mutually agreed upon.

Notwithstanding the foregoing, the conditions set forth in a. and b. above shall be of no force and effect from and after the occurrence of a Change in Control (as defined above).

          5. Death. In the event of Officer's death prior to the receipt of any or all of the installments of deferred compensation, such installments as are then unpaid shall be paid to the beneficiary or beneficiaries designated in writing and filed with the Secretary, of the Company by Officer during his lifetime or, upon failure to make such designation or if such designee or designees shall have predeceased Officer, then to Officer's estate. Officer shall have the right to change the beneficiary designation from time to time by instrument in writing delivered to the Secretary of the Company.

         6. Nonassignability. Officer during his lifetime, and his designated beneficiary or beneficiaries, after his death, shall not be entitled to commute, encumber, sell or otherwise dispose of his or their rights to receive the deferred compensation provided for herein, and the right thereto shall be nonassignable and nontransferable and shall not be subject to execution, attachment or similar process.

          7. Participation in Other Plans. Nothing herein contained shall in any manner modify, impair or effect the existing or future rights or interests of Officer to receive any employee benefits to which he is or would otherwise be entitled, or as a participant in the present or any future incentive bonus plan, stock option plan or pension or profit sharing plan of the Company.

         8. Benefit. This Agreement shall be binding upon and inure to the benefit of any successor of the Company, including any person, firm, corporation or other entity which, by merger, consolidation, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

         9. Amendment or Termination. This Agreement may be amended or terminated in whole or in part by mutual written agreement of the parties hereto.

         10. Election. Officer hereby elects, pursuant to paragraph 3 hereof, to receive payment hereunder after termination not following a "Change in Control" as follows:

                  [ ] in annual installments (choose from 1 to 20) over a period of __________ years, or

                  [ ]  in a lump sum

Officer hereby elects, pursuant to paragraph 3 hereof, to receive payment hereunder after termination within two years following a "Change in Control" as follows:



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                  [ ]  in annual installments (choose from 1-5) over a period of
                       _________ years, or

                  [ ]  in a lump sum


          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first hereinabove written.

                                                   TRINITY INDUSTRIES, INC.

                                                   By:
                                                      --------------------------


                                                   -----------------------------
                                                   Officer



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